Hudson Pacific Properties Announces Appointment of Robert Harris to Its Board of Directors

Los Angeles, December 19, 2014 - Hudson Pacific Properties, Inc. (“Hudson” or the “Company”) (NYSE: HPP) announced today that its Board of Directors has appointed Robert “Chip” Harris as a member of the Board, effective December 15, 2014. With the addition of Mr. Harris, the Company’s Board now includes nine directors.

“Chip brings to Hudson’s Board deep expertise across several sectors relevant to our business, including real estate, entertainment and technology,” said Victor J. Coleman, the Company’s Chairman and Chief Executive Officer. “In addition, Chip has successfully founded and led a number of public companies, which directly benefited from his stewardship during periods of growth. I consider him a perfect complement to our already strong slate of directors.”

Mr. Harris was appointed Executive Chairman of the Board of Acacia Research Corporation (NASDAQ: ACTG) in 2012. While at Acacia, he has served as a director since 2000 and as President from 2000 to 2012. Prior to joining Acacia, Mr. Harris founded Entertainment Properties Trust (NYSE: EPR), where he was President and Director from 1997 to 2000. From 1993 to 1997, he led the International Division and served as Senior Vice President of AMC Entertainment. From 1984 to 1992, Mr. Harris served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services. He has also served on the Boards of the George L. Graziadio School of Business and Management at Pepperdine University, CombiMatrix Corporation (NASDAQ: CMBX), True Religion Brand Jeans (NASDAQ: TRLG), the USA Volleyball Foundation and Imperial Bancorp (NASDAQ: IBAN).

About Hudson Pacific Properties
Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. The Company’s portfolio currently consists of approximately 6.4 million square feet, not including undeveloped land that can support approximately another 1.9 million square feet. Hudson has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, and is a component of the Russell 2000® and the Russell 3000® indices.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission, or SEC, on March 3, 2014, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Media Contact:

Hudson Pacific Properties, Inc.
Laura Campbell
Director, Investor Relations
(310) 622-1702
lcampbell@hudsonppi.com